                          OFFER TO PURCHASE FOR CASH
                    ALL OF THE OUTSTANDING ORDINARY SHARES
                                       OF
                          B.V.R. SYSTEMS (1998) LTD.
                                $0.18 PER SHARE
                                      BY
                              CHUN HOLDINGS LTD.,
                           A CORPORATION CONTROLLED


                                      BY


                                 AVIV TZIDON,
                       AERONAUTICS DEFENSE SYSTEMS LTD.
                                      AND
                          ITS TECHNOLOGIES PTE. LTD.

--------------------------------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
              ON DECEMBER 23, 2003, UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------


                                                              November 21, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Chun Holdings Ltd., a corporation organized under the laws of Israel and controlled by Aviv Tzidon, Aeronautics Defense Systems Ltd. and iTS Technologies Pte. Ltd., (the "Purchaser"), to act as the Information Agent in connection with the Purchaser's offer to purchase for cash all outstanding ordinary shares (the "Shares"), par value NIS 1.0 per share, of B.V.R. Systems (1998) Ltd., a company organized under the laws of Israel (the "Company"), at a price of $0.18 per Share, in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 21, 2003 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

     1. The Offer to Purchase.

     2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

     3. An Opposition Notice. Under the Israeli Companies Law, the holders of Shares have an opportunity to state whether they accept or oppose the Offer. By tendering Shares, a shareholder will state that the shareholder accepts the Offer for these purposes. If a shareholder wishes to oppose the Offer, the shareholder must complete and sign this Opposition Notice.

     4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tending Shares set forth in the Offer to Purchase can be contemplated on a timely basis.

     5. A printed form of the letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     7. A return envelope addressed to American Stock Transfer and Trust Company (the "Depositary").

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     Please note the following:

     1. The tender price is $0.18 per Share, in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

     2. The Offer is subject to the condition that a minimum number of Shares must be tendered, and not withdrawn, as of the Expiration Date.

     3. The Offer is being made for all of the Shares.

     4. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

     The bidder group will in general be required to withhold Israeli tax at source from the consideration paid to the tendering shareholders, unless a shareholder possesses a valid and applicable certificate of exemption or unless a ruling from the Israeli Income Tax Authorities determines otherwise. The rate of withholding will be 1% of the consideration if the payment is effected on or before December 31, 2003 or 15% of the real capital gain, if any, from the sale of the Shares if the payment is effected on January 1, 2004 or thereafter.

     5. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 23, 2003, unless the Offer is extended.

     6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of:

      (a) certificates evidencing such Shares (the "Share Certificates") pursuant to the procedures set forth in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares,

      (b) the Letter of Transmittal or (facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and

      (c)        any other documents required by the Letter of Transmittal.
                 Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Share Certificates are actually received by the Depositary.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal or a facsimile thereof and any required signature guarantee or other required documents should be sent to the Depositary and (ii) Share Certificates representing the tendered Shares or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     It is a condition of the Offer that the number of Shares stated to accept our Offer is a majority among the total Shares stated, not taking into account Shares held by any controlling shareholder of BVR Systems and their affiliates and Shares held by the bidder group or by persons acting on its behalf.

     If shareholders wish to tender, but if it is impracticable for them to forward their Share Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), a tender may be effected by following the guaranteed delivery procedures specified in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase.


     The Purchaser will not pay any fees or commission to a broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Depositary and the Information Agent, as described in the Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.


     Any inquiries you may have with respect to the Offer should be addressed to Yigal Arnon & Co. the Information Agent, at its respective address and telephone number set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.




                                          Very truly yours,



                                          Yigal Arnon & Co.




     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.


                                       3